UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2013
Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014
(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424.

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders held on May 8, 2013 (the “2013 Annual Meeting”), the stockholders of AptarGroup, Inc. (the “Company”) approved the Company’s Performance Incentive Plan, which had been previously approved by the Board of Directors, subject to stockholder approval.

The following paragraphs provide a summary of certain terms of the Performance Incentive Plan. The summary is qualified in its entirety by the full text of the Performance Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Performance Incentive Plan was also described in Proposal 4 of the Company’s proxy statement for the 2013 Annual Meeting.

Under the Performance Incentive Plan, payment of awards to participating employees is subject to the attainment of specific performance goals established by the Compensation Committee for a specified period, and other terms and conditions that may be established by the Compensation Committee.

Upon attainment of the relevant performance goals, a participant will be eligible to receive an award in cash or restricted stock units, or any combination of both. Performance goal targets will be expressed in terms of an objective formula or standard which may be based on an employee’s base salary, or a multiple thereof, at the time or immediately before the performance goals for such period were established. In all cases, the Compensation Committee has the sole and absolute discretion to reduce the amount of any payment under the Performance Incentive Plan that would otherwise be made to any participant or to decide that no payment shall be made.  The Performance Incentive Plan will remain in effect until January 1, 2018, unless terminated earlier by the Board of Directors.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Company’s 2013 Annual Meeting.

Each of the three directors proposed by the Company for election was elected to serve until the Company’s 2016 Annual Meeting of Stockholders or until his or her successor has been elected and qualified.  The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Alain Chevassus	55,835,507	1,476,676	4,032,355
Stephen J. Hagge	56,431,189	880,994	4,032,355
Giovanna Kampouri Monnas	56,486,813	825,370	4,032,355

Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

50,147,905	7,060,087	104,191	4,032,355

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  The voting results were as follows:

For	Against	Abstain

60,816,415	430,663	97,460

Stockholders approved the AptarGroup Performance Incentive Plan.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

56,436,355	771,794	104,034	4,032,355

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        AptarGroup Performance Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AptarGroup, Inc.

Date: May 13, 2013	By:	/s/Robert W. Kuhn
Robert W. Kuhn
Executive Vice President,
Chief Financial Officer and Secretary

Exhibit Index

10.1                                                AptarGroup Performance Incentive Plan.